NEWS RELEASE
[LOGO]WRIT
                    WASHINGTON REAL ESTATE INVESTMENT TRUST

CONTACT:                           6110 Executive Boulevard                 Listed: NYSE
Larry E. Finger                            Suite 800                 Trading Symbol: WRE
Senior V.P. - C.F.O.               Rockville, Maryland 20852       Newspaper Quote: WRIT
Direct Dial: (301) 255-0820            Tel 301-984-9400                 www.washreit.com
E-Mail: lfinger@washreit.com          Fax 301-984-9610

FOR IMMEDIATE RELEASE                                           OCTOBER 26, 1999
PAGE 1 OF  9

                     WASHINGTON REAL ESTATE INVESTMENT TRUST
                     3RD QUARTER 1999 FFO PER SHARE UP 11.8%

Washington Real Estate Investment Trust (WRIT) reported today that Funds From Operations (FFO) per share increased 11.8% to $0.38 in the third quarter of 1999 from $0.34 in the third quarter of 1998. FFO increased 12.0% to $13,631,000 for the quarter ended September 30, 1999 from $12,166,000 for the quarter ended September 30, 1998. FFO is the primary performance measure for the REIT industry.

WRIT's FFO growth continues to be among the highest in the industry. WRIT's 11.8% FFO per share growth during the third quarter 1999 is 51% above the REIT industry average as projected by PaineWebber Incorporated. Over the last 5 quarters, WRIT has averaged 11.2% FFO per share growth which is 19% above the REIT industry average over the same period. WRIT's growth has been accelerating as evidenced by the fact that WRIT's 2nd and 3rd quarter 1999 growth rates of 11.7% and 11.8% exceeded WRIT's five quarter average of 11.2%. At the same time, the REIT industry's growth is decelerating as evidenced by the fact that the REIT Industry's 2nd and 3rd quarter 1999 growth rates of 8.3% and 7.8% are below the industry's five quarter average of 9.4%.

Edmund B. Cronin, Jr., President and CEO, stated that WRIT's FFO growth is due to the excellent performance of recent acquisitions, combined with the strong core portfolio net operating income increase of 6.8% in the 3rd quarter of 1999 as compared to the 3rd quarter of 1998. WRIT's core portfolio excludes properties not owned for the entirety of both periods being compared.

WRIT's strong core portfolio net operating income (NOI) growth is also among the highest in the industry. Over the last 5 quarters, WRIT has averaged 7.8% core portfolio NOI growth which is 44% above the REIT industry average of 5.4% over the same period.

Washington REIT is the only REIT to have produced positive earnings per share growth and FFO per share growth through even 1 recession and our streak of 33 consecutive years of increased earnings per share and 28 consecutive years of increased FFO per share growth spans 4 recessions. WRIT dividends have increased every year for 28 consecutive years. During these 28 years, WRIT's dividends have been increased 36 times, a record unmatched by any other publicly traded real estate investment trust.

                                    CONTINUED

FOR IMMEDIATE RELEASE                                           OCTOBER 26, 1999
PAGE 2 OF  9


WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington-Baltimore region. The Trust owns a diversified portfolio of 56 properties consisting of 12 retail centers, 20 office properties, 9 apartment properties and 15 industrial/flex properties.

WRIT's shares are publicly traded on the New York Stock Exchange (symbol:  WRE).

CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS INCLUDE, BUT ARE NOT LIMITED TO, FLUCTUATIONS IN INTEREST RATES, AVAILABILITY OF RAW MATERIALS AND LABOR COSTS, LEVELS OF COMPETITION, THE EFFECT OF GOVERNMENT REGULATION, THE AVAILABILITY OF CAPITAL, WEATHER CONDITIONS AND CHANGES IN GENERAL ECONOMIC CONDITIONS.

                                    CONTINUED

FOR IMMEDIATE RELEASE                                           OCTOBER 26, 1999
PAGE 3 OF 9

                     WASHINGTON REAL ESTATE INVESTMENT TRUST
                              FINANCIAL HIGHLIGHTS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     QUARTER ENDED SEPTEMBER 30,                NINE MONTHS ENDED SEPTEMBER 30,
                                                     ---------------------------                -------------------------------
OPERATING RESULTS                                     1999             1998                     1999                  1998
-----------------------------------------         --------------   ----------------       ------------------   --------------------

Real estate rental revenue                               $29,566            $26,243                  $86,084                $76,157
Real estate expenses                                      (8,985)            (8,288)                 (26,085)               (23,232)
                                                  --------------   ----------------       ------------------   --------------------
                                                          20,581             17,955                   59,999                 52,925
Real estate depreciation and amortization                 (4,805)            (3,889)                 (13,900)               (11,272)
                                                  --------------   ----------------       ------------------   --------------------
INCOME FROM REAL ESTATE                                  $15,776            $14,066                  $46,099                $41,653

Other income                                                  85                165                      521                    712
Interest expense                                          (5,463)            (4,469)                 (16,070)               (12,484)
General and administrative                                (1,572)            (1,485)                  (4,510)                (4,663)
                                                  --------------   ----------------       ------------------   --------------------

INCOME BEFORE GAIN ON SALE OF REAL ESTATE                 $8,826             $8,277                  $26,040                $25,218
                                                  --------------   ----------------       ------------------   --------------------

Gain on sale of real estate                                   -                  -                     7,909                  5,927

NET INCOME                                                $8,826             $8,277                  $33,949                $31,145
                                                  ==============   ================       ==================   ====================

INCOME BEFORE GAIN ON REAL ESTATE PER SHARE
(Basic)                                                    $0.25              $0.23                    $0.73                  $0.71
                                                  ==============   ================       ==================   ====================

NET INCOME PER SHARE (Basic)                               $0.25              $0.23                    $0.95                  $0.87
                                                  ==============   ================       ==================   ====================

Income before gain on sale of real estate                 $8,826             $8,277                  $26,040                $25,218
Real estate depreciation and amortization                  4,805              3,889                   13,900                 11,272
                                                  --------------   ----------------       ------------------   --------------------

FUNDS FROM OPERATIONS                                    $13,631            $12,166                  $39,940                $36,490
                                                  ==============   ================       ==================   ====================

FUNDS FROM OPERATIONS PER SHARE                            $0.38              $0.34                    $1.12                  $1.02
                                                  ==============   ================       ==================   ====================

DIVIDENDS PAID PER SHARE                                 $0.2925              $0.28                  $0.8651                  $0.83
                                                  ==============   ================       ==================   ====================

Weighted average shares outstanding                   35,716,150         35,692,042               35,711,402             35,687,085

                                             AS OF              AS OF
BALANCE SHEET DATA                        SEPTEMBER 30,      DECEMBER 31,
------------------
                                              1999               1998
                                         --------------   ------------------
Cash and temporary investments                   $1,936               $4,595
Real estate assets, at cost (1)                 654,094              598,874
Total assets, at cost (1)                       680,336              627,008
Lines of credit payable                          29,000               44,000
Mortgage note payable                            87,208               28,912
Notes payable                                   210,000              210,000
Total liabilities                               343,456              303,447
Shareholders' equity                            257,177              253,733
Shareholders' equity, at cost (1)              $335,291             $322,034

(1) At cost means adding back accumulated depreciation.
                                    CONTINUED

WASHINGTON REAL ESTATE INVESTMENT TRUST
Q3 1999 SUPPLEMENTAL DISCLOSURES
PAGE 4 OF 9


FFO PER SHARE GROWTH AVERAGES 19% > INDUSTRY AVERAGE OVER LAST 5 QUARTERS 50% > INDUSTRY AVERAGE OVER LAST 2 QUARTERS

As reflected in the following graph WRIT's FFO per share growth, as compared to the corresponding quarter in the preceding calendar year, continues to significantly outperform the industry.

[GRAPHIC]
                    Q3 1998   Q4 1998   Q1 1999   Q2 1999   Q3 1999   Average
WRIT                                                        11.8%     11.2%
REIT Industry *                                              7.8%      9.9%


*REIT Industry data for Q3 1998 - Q2 1999 is actual FFO per share growth is per DLJ Equity REIT Reasearch. Estimate for REIT Industry Q3 1999 FFO Per Share growth is per PaineWebber Incorporated.

CORE PORTFOLIO OPERATING INCOME (NOI) GROWTH, RENTAL RATE GROWTH, NET REVENUE GROWTH AND OPERATING EXPENSE INCREASE BY SECTOR - Q3 1999 VS. Q3 1998

                                                                   OPERATING
                                      RENTAL RATE   NET REVENUE     EXPENSE
   SECTOR                NOI GROWTH     GROWTH         GROWTH   INCREASE (DECREASE)
   ------                ----------     ------         ------     -------------
Apartments                 13.8%         4.8%           7.6%           -0.7%
Office Buildings            6.0%         5.2%           3.9%           -0.1%
Retail Centers              5.0%         1.9%           2.5%          -5.6%
Industrial/Flex Centers     3.4%         1.7%           4.5%           6.8%
                            ----         ----           ----           ----

OVERALL CORE PORTFOLIO      6.8%         4.1%           4.5%           -0.3%

                                    CONTINUED

WASHINGTON REAL ESTATE INVESTMENT TRUST
Q3 1999 SUPPLEMENTAL DISCLOSURES
PAGE 5 OF 9

CORE PORTFOLIO & OVERALL OCCUPANCY LEVELS BY SECTOR

                            CORE PORTFOLIO                ALL PROPERTIES
                         ---------------------------------------------------
                          3RD QTR     3RD QTR           3RD QTR     3RD QTR
SECTOR                      1999       1998              1999         1998
------                      ----       ----              ----         ----

Apartments                 97.4%       94.1%             97.4%       94.1%
Office Buildings           96.0%       97.4%             96.5%       97.3%
Retail Centers             95.2%       94.9%             93.3%       93.4%
Industrial/Flex Centers    93.8%       90.5%             94.5%       91.2%
                           -----       -----             -----       -----

OVERALL PORTFOLIO          95.9%       95.3%             96.0%       95.1%


CORE PORTFOLIO NOI GROWTH HAS AVERAGED 44% > INDUSTRY OVER LAST 5 QUARTERS

As reflected in the following graph WRIT's core portfolio NOI growth, as compared to the corresponding quarters in the preceding calendar year, continues to significantly outperform the industry.

[GRAPHIC]
                    Q3 1998   Q4 1998   Q1 1999   Q2 1999   Q3 1999   Average
WRIT                                                         6.8%      7.8%
Industry Avg. *                                              5.4%      5.4%


*REIT Industry Same Store NOI growth data is per PaineWebber Incorporated.

CAPITAL IMPROVEMENTS SUMMARY

During Q3 1999, WRIT invested $3.2 million in real estate capital improvements. A breakdown of these improvements is as follows (in 000's):

   Accretive Capital Improvements
         Acquisition Related                         $1,790
         Expansions & Major Renovations               3,188
         Tenant Improvements                            570
                                                        ---
   Total Accretive Capital Improvements               5,548
         Recurring Capital Improvements               1,288
                                                      -----
   Total Capital Improvements                        $6,836

                                    CONTINUED

WASHINGTON REAL ESTATE INVESTMENT TRUST
Q3 1999 SUPPLEMENTAL DISCLOSURES
PAGE 6 OF 9

Q3 1999 COMMERCIAL LEASING ACTIVITY - 302,000 SF LEASED AT AVG. 26.5% RENT INCREASE

In Q3 1999, WRIT executed leases for 302,000 square feet of commercial space at a weighted average initial face rate of $14.12 psf. This represents an increase of 26.5% ($2.96 psf) over the prior rent in place on a cash, i.e., non-straight line basis. Details by sector are as follows:

                                            PREVIOUS               NEW
SECTOR                     SQUARE FEET      FACE RENT             FACE RENT         $ INCREASE         % INCREASE
------                     -----------      ---------             ---------         ----------         ----------
Office                         128,526        $18.03               $ 23.21             $ 5.18              28.8%
Retail                          49,178          9.64                 12.59               2.95              30.6%
Industrial/Flex                124,133          4.66                  5.33                .66              14.2%
                               -------          ----                  ----                ---              -----

OVERALL/AVG.                   301,837             $11.16            $14.12             $ 2.96              26.5%

                          AVG TERM              AVERAGE               AVERAGE
SECTOR                     (YEARS)            SQUARE FEET           TENANT IMP.
------                     -------            -----------           -----------

Office                       3.7                   2,678                $7.50
Retail                       3.9                   3,278                 1.33
Industrial/Flex              2.8                   4,432                  .11
                             ---                   -----                 ----
OVERALL/AVG.                 3.4                   3,317                $3.46

YTD 1999 COMMERCIAL LEASING ACTIVITY - 804,000 SF LEASED AT AVG. 18.6% RENT INCREASE

Year to date in 1999, WRIT has executed leases for 804,000 square feet of commercial space at a weighted average initial face rate of $14.49 psf. This represents an increase of 18.6% ($2.27 psf) over the prior rent in place on a cash, i.e., non-straight line basis. Details by sector are as follows:

                                            PREVIOUS               NEW
SECTOR                     SQUARE FEET      FACE RENT             FACE RENT         $ INCREASE         % INCREASE
------                     -----------      ---------             ---------         ----------         ----------
Office                         342,493        $ 19.03               $ 22.94             $ 3.91              20.6%
Retail                         140,576          11.35                 13.38               2.03              17.9%
Industrial/Flex                321,131           5.33                  5.96                .63              11.8%
                                                -----                 -----               ----              -----

OVERALL/AVG.                   804,200            $ 12.22           $ 14.49             $ 2.27              18.6%

                          AVG TERM              AVERAGE               AVERAGE
SECTOR                     (YEARS)            SQUARE FEET           TENANT IMP.
------                     -------            -----------           -----------

Office                        3.9                   2,566                $5.32
Retail                        4.3                   3,195                  .98
Industrial/Flex               2.8                   7,646                  .34
                              ---                   -----                 ----

OVERALL/AVG.                  3.6                   3,655                $2.58


                                    CONTINUED

WASHINGTON REAL ESTATE INVESTMENT TRUST
Q3 1999 SUPPLEMENTAL DISCLOSURES
PAGE 7 OF 9


NORTHERN VIRGINIA INDUSTRIAL PARK UPDATE

On May 22, 1998 WRIT acquired the 790,000 square foot Northern Virginia Industrial Park (NVIP). At acquisition, the property was leased at an average per square foot rent of $4.25 NNN. Upon acquisition, WRIT reported that the property had been under-managed and that the market vacancy rate was approximately 1/2 the project vacancy rate. In addition, WRIT indicated that market rents for the property, in a well managed condition, would range from $5.00 to $5.50 NNN, depending on the interior office build-out of the various spaces.

As of September 30, 1999, i.e., in the 16 months since acquisition, WRIT has executed leases for 249,000 square feet at a weighted average $5.21 NNN psf. This average rent is 23% above the average rent in the park at acquisition.

Based on the above, WRIT's cash, unleveraged return on investment (ROI) at NVIP is as follows:

         ROI at Acquisition 5/98              8.6%
         ROI at 9/30/99                       9.5%
         ROI with marked to market rents     12.3%

Q3 1999 ACQUISITIONS

NORTH AMERICAN VACCINE BUILDING, a 30,800 square foot industrial/flex building in Beltsville, Maryland was acquired for $2.2 million, cash, on September 13, 1999 in a sale-leaseback transaction. North American Vaccine, Inc. will occupy the building under a 10 year lease and the acquisition is anticipated to produce a first year unleveraged cash return on investment of 10.7%.

The North American Vaccine Building is located in the Ammendale Technology Park in Beltsville, Maryland, at the southern end of the Baltimore-Washington Corridor. Access to I-95 and the Capital Beltway interchange is two miles west of the property.

WRIT now owns all seven buildings in Ammendale Technology Park Phases I and II. These buildings contain 305,000 sf of flex/industrial space and are 100% leased.

AVONDALE APARTMENTS, a 237 unit apartment project located in Laurel, Maryland was acquired for $12.7 million on September 21, 1999. The 11 story high-rise was 95% leased at acquisition. At an average purchase price of $53,600 per unit, the property was acquired at a substantial discount to replacement cost.

Built in 1987, the property has high visibility from Route 1, Route 198, and Laurel Centre Mall due to its height and position atop a hill. Avondale is highly accessible from all of Laurel's major transportation arteries. The property is 2 miles from I-95 and 1/4 mile from Route 1, a major transportation artery originating in Northern Virginia which runs north through Washington, DC and extends into Maryland. The Baltimore-Washington Parkway (I-295) is within 3 1/2 miles of the property.

                                    CONTINUED

WASHINGTON REAL ESTATE INVESTMENT TRUST
Q3 1999 SUPPLEMENTAL DISCLOSURES
PAGE 8 OF 9


Laurel benefits from its close proximity to Washington, DC, as well as Annapolis, Baltimore and Columbia in Maryland. Major area employers include the National Security Agency, Fort Meade, University of Maryland, NASA-Goddard Space Flight Center, and Johns Hopkins Applied Physics Laboratory.

Avondale Apartments are within walking distance of Laurel Centre Mall, Laurel Shopping Center, and Laurel Lake Shopping Center as well as restaurants, entertainment facilities and Laurel Lake, including its jogging path and boathouse.

Project amenities include controlled access entry, swimming pool, whirlpool, health club with sauna, lighted tennis court and a business center with conference room.

Avondale boasts a diverse resident base with varying occupations and an average household income of $36,508. Within a 3-mile radius of the property the median household income is $50,398 per year, with 70% of the population having white collar occupations. The 1998 median housing value is $155,075.

Q3 1999 FINANCING  &  9/30/99 DEBT SUMMARY

On September 27, 1999, WRIT closed on a $50 million secured financing transaction with First Union National Bank. Interest only is due on the loan at 7.14% fixed for 10 years. The loan is secured by five Virginia Apartment properties - Country Club Towers, Park Adams, Munson Hill Towers, Roosevelt Towers and the Ashby at McLean. Proceeds from the loan were used to pay down WRIT's Lines of Credit.

At September 30, 1999, WRIT's debt was as follows (in $millions):

                                           Average        Average
                              Amount    Maturity(Yrs)  Interest Rate
                              ------    -------------  -------------
Secured                      $  87.2         8.0            7.5%
Unsecured
  Lines of Credit            $  29.0         2.5            6.4%
  Senior Notes & MTNs        $ 210.0        11.7            7.2%
                             -----------------------------------
Total Unsecured              $ 239.0        10.6            7.1%
                             -----------------------------------
Total Debt                   $ 326.2         9.9            7.2%

*WRIT's Lines of Credit total $75 million of capacity at LIBOR+ 70bp.

No more than $60 million of debt matures in any one year.

                                    CONTINUED

WASHINGTON REAL ESTATE INVESTMENT TRUST
Q3 1999 SUPPLEMENTAL DISCLOSURES
PAGE 9 OF 9

TERRACE BUILDING AT 7900 WESTPARK DRIVE DELIVERED

On September 15, 1999, WRIT delivered the Terrace Building at 7900 Westpark Drive. The entire 49,000 square foot building will be occupied by a single tenant as their corporate headquarters under a 12 year lease.

7900 Westpark Drive is a 527,000 square foot office complex in Tysons Corner, Virginia. Upon acquisition in November 1997, WRIT announced the opportunity to develop this addition and projected that the Terrace Building could produce a 12% unleveraged return on investment. With the development complete, WRIT now anticipates the Terrace Building's unleveraged return on investment will exceed 13.6%.

Results at the existing 7900 building have also significantly exceeded projections. Upon acquisition, WRIT indicated that market rents at the property were $24 per square foot, which was 20% above the average existing rents in the building. Since acquisition, leases executed at the property have averaged $25.80 per square foot, which is 29% above the average existing rents in the building.

Based on the above, WRIT's cash, unleveraged return on investment (ROI) at 7900 Westpark Drive is as follows:

         ROI at Acquisition 11/97             8.4%
         ROI at 9/30/99                       9.7%
         ROI with marked to market rents     11.9%


WRIT owns five office buildings containing approximately 1,030,000 square feet in the Tysons Corner market, giving it significant leasing opportunities to satisfy the changing needs of its more than 140 tenants in these properties. The Tysons Corner office market is one of the nations largest and strongest, with over 20 million square feet of office space and a 3.7% vacancy rate. WRIT's Tysons Corner office buildings are currently over 99% leased.

                                       END